SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]   Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           SMITHWAY MOTOR XPRESS CORP.
                (Name of Registrant as Specified in its Charter)

              THE SMITHWAY MOTOR XPRESS CORP. BOARD OF DIRECTORS
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

[x]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)   Title of each class of securities to which transaction applies:     N/A
(2)   Aggregate number of securities to which transaction applies:        N/A
(3)   Price per unit or other underlying value of transaction computed
      pursuant to Exchange Act Rule 0-11:                                 N/A
(4)   Proposed maximum aggregate value of transaction:                    N/A
(5)   Total Fee paid                                                      N/A


[ ]   Fee paid previously with preliminary materials                      N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:                                       N/A
      (2)   Form, Schedule or Registration Statement No.:                 N/A
      (3)   Filing Party:                                                 N/A
      (4)   Date Filed:                                                   N/A

                         SMITHWAY MOTOR XPRESS CORP.
                              2031 Quail Avenue
                            Fort Dodge, Iowa 50501



                          NOTICE AND PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 8, 1998



To Our Stockholders:

      The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Smithway Motor Xpress Corp., a Nevada Corporation (the "Company"), will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, at 9:30 a.m. Central Time, on Friday, May 8, 1998 for the following purposes:

      1. To consider and act upon a proposal to elect five (5) directors of the Company;

      2. To consider and act upon a proposal to ratify the selection of KPMG Peat Marwick LLP, as independent public accountants for the Company for the fiscal year ended December 31, 1998; and

      3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

      The foregoing matters are more fully described in the accompanying Proxy Statement.

      The Board of Directors has fixed the close of business on March 9, 1998, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

      All Stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors



                                          /s/ William G. Smith
                                          William G. Smith
                                          Chairman of the Board

Fort Dodge, Iowa  50501
April 10, 1998

                         SMITHWAY MOTOR XPRESS CORP.
                              2031 Quail Avenue
                            Fort Dodge, Iowa 50501



                               PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 8, 1998



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), to be used at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, on Friday, May 8, 1998, at 9:30 a.m., Central Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The Company does not intend to solicit proxies other than by this mailing; provided, that directors, officers, and employees may solicit proxies by use of the mails or telephone without compensation other than their regular compensation. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 10, 1998.

      The enclosed copy of the Company's annual report for the fiscal year ended December 31, 1997, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                              PROXIES AND VOTING

      Only stockholders of record at the close of business on March 9, 1998 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On March 9, 1998, there were issued and outstanding 4,009,447 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 4,009,447 votes on all matters subject to a vote at the Annual Meeting, and 1,000,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 2,000,000 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 5,009,447 shares of Common Stock outstanding, entitled to cast an aggregate 6,009,447 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes 76,930 remaining shares of Class A Common Stock reserved for issuance to employees under the Company's Incentive Stock Plan (the "Plan"). Options or other grants under the Plan covering an aggregate of approximately 150,000 such shares have been granted, and on March 9, 1998, approximately 75,000 of such shares were subject to vested but unexercised options. There are 25,000 shares of Class A Common Stock reserved for issuance under the Company's Outside Director Stock Plan. Of those shares, 3,000 are subject to vested but unexercised options. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

      Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. If in the event that any such instrument in writing designates two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, then that one may exercise all of the powers conferred by such written instrument unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any
Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

      Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, proxies cast "For" or "Against" are included. If no direction is given to the proxy holder, the proxy will be voted "For" the proposals as specified in this proxy statement, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.


                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

      At the Annual Meeting, the Stockholders will elect five (5) directors to serve as the Board of Directors until the 1999 Annual Meeting of Stockholders of the Company or until their successors are elected and qualified. In the absence of contrary instructions, each proxy will be voted for the election of William
G.  Smith,  G.  Larry  Owens,  Herbert D.  Ihle,  Robert E.  Rich,  and Terry G.
Christenberry, all of whom are standing for re-election to the Board of Directors. William G. Smith, Marlys L. Smith, and G. Larry Owens, who together are entitled to cast over 50% of the eligible votes at the Annual Meeting, have indicated that they will vote for the named nominees, and assuming that they do, such nominees will be elected.

Information Concerning Directors and Executive Officers

      Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Smithway Motor Xpress, Inc., an Iowa corporation.

          Name         Age                     Position                 Director
                                                                         Since
William G. Smith.......58  Chairman of the Board, President, and Chief      1972
                           Executive Officer
G. Larry Owens.........60  Executive Vice President and Chief Financial     1996
                           Officer, Director
Martin D. Smith........49  Director of Operations                             -
Michael E. Oleson......47  Treasurer and Chief Accounting Officer             -
Daniel S. O'Brion......38  Director of Sales and Marketing                    -
Herbert D. Ihle........58  Director                                         1996
Robert E. Rich.........66  Director                                         1996
Terry G. Christenberry.51  Director                                         1996

      William G. Smith has been employed by the Company since 1958, served as President since 1984, and as Chairman of the Board and Chief Executive Officer since January 1995. Prior to 1984, Mr. Smith served in various other executive management capacities. Mr. Smith is a past Chairman of the Iowa Motor Truck Association and currently serves on its executive committee. In addition, Mr. Smith serves on the Board of Regents of Waldorf College in Forest City, Iowa.

      G. Larry Owens has served as Executive Vice President and Chief Financial Officer since joining Smithway in January 1993. Prior to joining Smithway, Mr. Owens spent twenty-five years in the banking industry, most recently from 1982 through 1992 as President of Boatmen's Bancshares' regional banks in Spencer and Fort Dodge, Iowa.

      Martin D. Smith has served as Smithway's Director of Operations since 1989 and as Director of Administration from 1977 to 1989. Martin D. Smith is unrelated to William G. Smith.

      Michael E. Oleson served as Smithway's Controller upon joining the Company in 1980 and in January 1995 was named Treasurer and Chief Accounting Officer. Prior to joining Smithway, Mr. Oleson was employed as an accountant with Mallinger Truck Line, Inc., in Fort Dodge, Iowa, from 1974 to 1980.

      Daniel S. O'Brion has been Director of Sales and Marketing for Smithway since 1990 and served as a sales representative prior to 1990.

      Herbert D. Ihle has been President and owner of Diversified Financial Services, a Naples, Florida, management and financial services consulting firm, since 1989. From 1990 to 1992, Mr. Ihle served as Senior Vice President - Finance and Controller for Northwest Airlines, and from 1963 to 1989 served in various positions, including Executive Vice President Finance, for Pillsbury Co. Mr. Ihle is also a director of Lutheran Brotherhood Insurance Company and serves as Chairman of the Board of Regents of Waldorf College in Forest City, Iowa.

      Robert E. Rich is a private investor and has been involved in the management of several privately owned farming and manufacturing companies since 1978. From 1967 through 1978, Mr. Rich served as Executive Vice President and Treasurer and a member of the Board of Directors of Iowa Southern Utilities. Mr. Rich is a certified public accountant. Mr. Rich also serves as a director of AmerUs Bank, Des Moines, Iowa, and Trinity Health Systems.

      Terry G. Christenberry has been the President and a director of Christenberry, Collet & Company, Inc. ("CCCO"), an investment banking firm located in Kansas City, Missouri, since its incorporation in June 1994. From September 1986 to June 1994, Mr. Christenberry was Executive Vice President and a director of H.B. Oppenheimer & Company, Inc., also an investment banking firm located in Kansas City, Missouri. Mr. Christenberry also serves as a director of OTR Express, Inc., a nationwide truckload carrier with common stock traded on the Nasdaq National Market.

Meetings and Compensation

         Board of Directors. During the fiscal year ended December 31, 1997, the Board of Directors of the Company met on four occasions. All directors attended in person or participated by telephone in the meetings of the Board of Directors and all of the meetings held by committees of the Board on which they served. Directors who are not employees of the Company receive $1,000 for each meeting of the Board of Directors attended by such director and $250 per committee or telephonic meeting attended by the director. Non-employee directors also receive the annual option to purchase 1,000 shares of the Company's Class A Common Stock at 85% of the market price on the date of grant and are reimbursed for their expenses incurred in attending the meetings.

      Compensation Committee. The Compensation Committee of the Board of Directors met twice during the fiscal year ended December 31, 1997, and all members were present at such meetings. Messrs. Ihle, Rich, and Christenberry serve on the Compensation Committee. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for 1997 is set forth below. See "Compensation Committee Report on Executive Compensation."

      Audit Committee. The Audit Committee, comprised of Messrs. Rich, Ihle, and Christenberry, met twice during the fiscal year ended December 31, 1997, and all members were present at such meetings. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, and reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors. The Audit Committee also considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

      Nominating   Committee.   The  Board   does  not   maintain  a  standing
nominating committee or other  committee performing similar functions.

Compensation Committee Interlocks and Insider Participation.

      Mr. Christenberry has served on the Compensation Committee since the Company's initial public offering on June 27, 1996. He is not an officer or employee of the Company. Mr. Christenberry is the President and a director of CCCO, an investment banking firm that was retained by the Company in November 1994 to provide various financial advisory services in connection with the Company's initial public offering. CCCO had not performed services for the Company prior to 1994. The Company paid CCCO approximately $31,000 in financial consulting fees during 1997. See "Certain Transactions" for additional disclosure of transactions between the Company and its directors and executive officers.


      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.



                             EXECUTIVE COMPENSATION


      The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the one other named executive officer of the Company whose total cash compensation exceeded $100,000 (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996, and 1995.



                           Summary Compensation Table

                                                                  Long Term Compensation
                            Annual Compensation                  Awards         Payouts
                                                         Restricted
Name and Principal                       Other Annual      Stock        Options  LTIP     All Other
     Position      Year  Salary   Bonus  Compensation<F1>  Award(s)<F2>    #    Payouts  Compensation
William G. Smith
 Chairman,
 President, and    1997 $300,000    -          -           4,322           -       -           -
 Chief Executive   1996 $300,000    -          -             -             -       -           -
 Officer           1995 $300,000    -          -             -             -       -           -
G. Larry Owens,
 Executive Vice
 President and     1997 $125,000    -          -           1,757        25,000<F3> -           -
 Chief Financial   1996 $ 82,000 $23,000       -             -             -       -           -
 Officer           1995 $ 75,000 $22,500       -             -             -       -           -

<F1> Other annual  compensation  did not exceed 10% of the Named Officer's total salary for any reported year.

<F2> Stock  bonuses of Class A Common Stock  granted  by the Board of  Directors effective January 30, 1998.

<F3> The  Compensation  Committee,  with  approval  by the  Board of  Directors, granted Mr. Owens a bonus for his work in assisting in the Company's initial public offering in the form of an option to purchase 25,000 shares of the Company's Class A Common Stock with an exercise price of $8.875, representing the fair market value on the date of grant. The grant was made under the Company's Incentive Stock Plan.


      The following table sets forth information with respect to the Named Officers concerning the exercise and ownership of options held at December 31, 1997:

                    Aggregated Option Exercises and Holdings


                                           Number of Securities
                     Shares               Underlying Unexercised       Value of Unexercised
                   Acquired on    Value     Options at 12/31/97       Options at 12/31/97<F1>
        Name        Exercise    Realized  Exercisable/Unexercisable  Exercisable/Unexercisable
William G. Smith...     -           -                 -                         -
G. Larry Owens.....     -           -           12,500/12,500           $162,500/162,500

<F1> Based on the $13.00 closing price of the Company's  Class A Common Stock on
     December 31, 1997.


      The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

      The Company currently does not have any employment contracts, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. Similar rights could be extended to holders of additional awards under the Plan if any such awards were granted.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

      Under the Compensation Committee's supervision, the Company has adopted compensation policies that seek to attract and retain excellent management personnel and align the interests of senior management with the interests of stockholders. The three main components of senior management's compensation are salary, bonus, and stock options.

      Base Salary. In approving the base salaries of the Company's senior management team for 1997, the Compensation Committee reviewed individual performance and the compensation of persons holding similar positions at other publicly traded truckload carriers. The Compensation Committee took into account the relative size of comparable companies, growth rates, geographic considerations, and operating performance. In addition, the Compensation Committee considered the expanded roles of senior management in response to the Company's growth and its acquisition strategy. The Compensation Committee believes that the base salaries of senior management, other than the salary of the Chief Executive Officer that is discussed below, are at or below the average levels paid by comparable, publicly traded truckload carriers.

      Annual Bonus. The Compensation Committee approved bonuses for 1997 for senior management, other than Mr. Smith and Mr. Owens, based upon two primary factors. First, the Company exceeded its financial performance goals. Second, the Compensation Committee considered whether members of management met their individual goals. Mr. Smith and Mr. Owens participate in a separate incentive compensation plan that allocates a bonus amount equal to a percentage of corporate profits. The bonus for 1997 performance was paid in the form of Company stock. Mr. Smith was granted 4,322 shares and Mr. Owens was granted 1,757 shares.

      Stock Options. The Compensation Committee believes that the use of stock options as a component of potential compensation can align the interests of management and stockholders and encourage senior management to focus on long-term, profitable growth. From time-to-time the Compensation Committee has made or recommended stock option grants to members of senior management. In light of significant grants in 1995, the Company did not make stock option grants to senior management, other than a grant to Mr. Owens, in 1997. In January 1997 the Compensation Committee, with approval by the Board of Directors, granted Mr. Owens a bonus for his work in assisting in the Company's initial public offering in the form of an option to purchase 25,000 shares under the Company's Incentive Stock Plan.

      Chief Executive Officer. Mr. Smith's base salary has not been changed since the Company's initial public offering. The Compensation Committee believes it is reasonable in relation to the base salaries of CEOs of comparable companies. Mr. Smith participated in the Profit Incentive Plan, as explained above. In view of his large stockholdings, Mr. Smith has not received stock option grants to date. As the Company's largest stockholder, Mr. Smith's net worth is directly affected by the Company's performance and stock price.


                                       Compensation Committee:

                                       Herbert D. Ihle
                                       Robert E. Rich
                                       Terry G. Christenberry

Section 16(a) Beneficial Ownership Reporting Compliance

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

Stock Price Performance Graph

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR SMITHWAY MOTOR XPRESS CORP.

      The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing June 27, 1996, and ending December 31, 1997.



                            GRAPH WAS CENTERED HERE
                                IN PRINTED FORM


                                     LEGEND
Symbol    CRSP Total Returns Index for:           12/31/92 12/31/93 12/30/94 12/29/95 12/31/96 12/31/97

______ #  Smithway Motor Xpress Corp.                                                     95.6    152.9
------ *  Nasdaq Stock Market (US Companies)          56.6     65.0     63.5     89.8    110.5    135.5
====== ^  Nasdaq Trucking & Transportation Stocks     72.4     88.0     79.8     93.1    102.7    131.5
          SIC 3700-3799,4200-4299, 4400-4599,
            4700-4799 US & Foreign

Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.00 on 06/27/96.


      The stock performance graph assumes $100 was invested on June 27, 1996, the date of the Company's initial public offering. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

      The following table sets forth, as of February 16, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, by each Named Officer of the Company, and by all directors and executive officers of the Company as a group. All share numbers are as of February 16, 1998, except Lord, Abbett & Co. and Franklin Mutual Advisers, Inc., which are as of February 13, 1998, and February 12, 1997, respectively, based upon Schedules 13G filed with the Securities and Exchange Commission.

-------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
-------------------------------------------------------------------------------
                                             Amount &        Percent of(1)
 Title of Class     Name of Beneficial        Nature
                         Owner(2)         of Beneficial
                                           Ownership(3)  Class A Class B Total
-------------------------------------------------------------------------------
 Class A Common  William G. and                 1,037,968
 Class B Common  Marlys L. Smith(4)             1,000,000   25.9%  100%   40.7%
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 Class A Common  G. Larry Owens(5)                181,365    4.5%    -     3.6%
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 Class A Common  Martin D. Smith                   19,814     *      -      *
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 Class A Common  Michael E. Oleson(6)              22,135     *      -      *
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 Class A Common  Daniel S. O'Brion                 18,547     *      -      *
-------------------------------------------------------------------------------
 Class A Common  Herbert D. Ihle                    3,000     *      -      *
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 Class A Common  Robert E. Rich                     3,000     *      -      *
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 Class A Common  Terry G. Christenberry(7)          3,500     *      -      *
-------------------------------------------------------------------------------
 Class A Common  Lord, Abbett & Co.               202,000    5.0%    -     4.0%
-------------------------------------------------------------------------------
 Class A Common  Franklin Mutual Advisers, Inc.   235,000    5.9%    -     4.7%
-------------------------------------------------------------------------------
 Class A &       All directors and executive
 Class B Common  officers as a group
                 (8 persons)                    2,289,329   32.2%   100%  45.7%
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*     Less than one percent(1%).

(1) The Company has both Class A and Class B Common Stock outstanding. All of the Class B Common Stock is owned by William G. and Marlys L. Smith. The Class A and Class B Common Stock are substantially identical, except with respect to voting rights. The Class A Common Stock is entitled to one vote per share. The Class B Common Stock is entitled to two votes per share so long as it is beneficially owned by William G. Smith or certain members of his immediate family. The Class B Common Stock converts automatically into Class A Common Stock if beneficially owned other than by such persons. The Smiths beneficially own shares of Class A and Class B Common Stock with 50.6% of the voting power of all outstanding voting shares, including the 190,000 shares over which Melissa Osterberg is voting trustee.

(2) The business address of William G. and Marlys L. Smith is 2031 Quail Avenue, Fort Dodge, Iowa 50501. The business address of Lord, Abbett & Co. is 767 Fifth Ave., New York, New York 10153. The business address of Franklin Mutual Advisers, Inc. ("Franklin") is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. A Schedule 13G was filed on behalf of Franklin and its principal shareholders, Charles B. Johnson and Rupert A. Johnson, Jr. (the "Principal Shareholders"), and Franklin subsidiary Franklin Resources, Inc. The business address of the Principal Shareholders and Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404.

(3) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares beneficially owned includes 15,000 shares of Class A Common Stock underlying options to purchase granted under the plan to each of Martin D. Smith, Michael E. Oleson, and Daniel
      S. O'Brion (the "Optionees") that are currently exercisable or will become exercisable within 60 days. The 10,000 remaining shares underlying options granted to the Optionees are not exercisable within 60 days are excluded. The shares owned also include 4,814, 5,144, and 3,547 shares held under the Company's 401(k) plan for Martin D. Smith, Michael E. Oleson, and Daniel S. O'Brion, respectively. The total shares includes 2,000 shares of Class A Common Stock underlying options to purchase granted under the Outside Director Stock Plan to each of Messrs. Rich, Ihle, and Christenberry that are currently exercisable or will be exercisable within 60 days. Unless otherwise indicated all shares are owned directly.

(4) Includes 190,000 shares of Class A Common Stock held in the name of Melissa Osterberg as voting trustee for the benefit of the Smith Family Limited Partnership. Melissa Osterberg is the daughter of William G. and Marlys L. Smith. Includes 16,566 shares of Class A Common Stock held for the Smiths under the Company's 401(k) Plan. Includes a stock bonus of 4,322 shares of Class A Common Stock granted to Mr. Smith by the Company's Board of Directors effective January 30, 1998.

(5) Includes 200 shares held as custodian for minor children under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed. Includes 6,529 shares of Class A Common Stock held under the Company's 401(k) Plan. Includes an option to purchase 25,000 shares granted to Mr. Owens under the Company's Incentive Stock Plan, which options are fully vested. Includes a stock bonus of 1,757 shares of Class A Common Stock granted to Mr. Owens by the Company's Board of Directors effective January 30, 1998.

(6) Includes 1,991 shares granted to Mr. Oleson as a stock bonus under the Company's Incentive Stock Plan, 1,127 of which vest January 1, 1999 and 864 of which are fully vested.

(7) Includes 500 shares held under the CCCO 401(k) Plan, a unitized plan that does not allocate a specific number of shares to Mr. Christenberry's account, accordingly, beneficial ownership is disclaimed.


                              CERTAIN TRANSACTIONS

      At December 31, 1997, William G. Smith owed the Company $22,000 and Mr. Smith's father, Harold C. Smith, owed the Company $44,000. These amounts do not bear interest.

      For additional information concerning certain transactions involving the Company's officers and directors, see "Compensation Committee Interlocks and Insider Participation."

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

      The Board of Directors has selected KPMG Peat Marwick LLP as independent certified public accountants for the Company for the 1998 fiscal year. KPMG Peat Marwick LLP has served as independent certified public accountants for the Company since December 1994. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 1999 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 1, 1998, to be eligible for inclusion in the Company's proxy material related to that meeting. The inclusion of any such proposals in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

      The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                          Smithway Motor Xpress Corp.


                                          /s/ William G. Smith
                                          William G. Smith
                                          Chairman of the Board

April 10, 1998

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